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                                                                    EXHIBIT 23.1

                        Consent Of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Anixter International Inc. 1998 Mid-Level Stock Option Plan of our report dated February 9, 1998, with respect to the consolidated financial statements and schedules of Anixter International Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 1998, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP

Chicago, Illinois
June 11, 1998





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